As filed with the Securities and Exchange Commission on June 14, 2010

Registration No. 333-166573

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 East Franklin Street

Richmond, Virginia 23219

(804) 649-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Subsidiary Guarantors Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

George L. Mahoney, Esquire

Media General, Inc.

333 East Franklin Street

Richmond, Virginia 23219

(804) 649-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jane Whitt Sellers, Esquire

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

(804) 775-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
11 3/4 % Senior Secured Notes Due 2017	$300,000,000	100%	$300,000,000	$21,390.00(3)
Guarantees of 11 3/4% Senior Secured Notes Due 2017	$300,000,000	(2)	(2)	None

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for the guarantees.
(3)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

SUBSIDIARY GUARANTORS

Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Media General Communications, Inc.	Delaware	25-1763366	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Media General Operations, Inc.	Delaware	54-1967824	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Birmingham Broadcasting Co., Inc.	Delaware	13-3404513	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Birmingham Broadcasting (WVTM-TV), LLC	Delaware	11-3691703	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Blockdot, Inc.	Texas	75-2929145	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company DBA CSC—Lawyers Inco, 211 E. 7th Street Suite 620, Austin, TX 78701

Dealtaker, Inc.	Delaware	26-2199409	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Media General Communications Holdings, LLC	Delaware	20-5912325	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

NES II, Inc.	Virginia	54-1184109	333 East Franklin Street, Richmond, VA 23219	George L. Mahoney, 333 East Franklin Street, Richmond, VA 23219

Professional Communications Systems, Inc.	Florida	58-2499093	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 1201 Hays Street, Tallahassee, FL 32301

Virginia Paper Manufacturing Corp.	Georgia	54-1130535	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 40 Technology Pkwy South, #300, Norcross, GA 30092

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED June 14, 2010

PROSPECTUS

MEDIA GENERAL, INC.

EXCHANGE OFFER OF

$300,000,000 OF OUR 11 3/4% SENIOR SECURED NOTES DUE 2017

THE EXCHANGE OFFER AND WITHDRAWAL

RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK

CITY TIME,                     , 2010 UNLESS EXTENDED.

Terms of the exchange offer:

•

The exchange notes are being registered with the Securities and Exchange Commission and are being offered in exchange for the original notes that were previously issued in an offering exempt from the Securities and Exchange Commission’s registration requirements. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

•	We will exchange all original notes that are validly tendered and not withdrawn before the expiration of the exchange offer.

•	You may withdraw tenders of original notes at any time before the expiration of the exchange offer.

•

The exchange of original notes should not be a taxable event for U.S. federal income tax purposes, but you should see “Certain U.S. Federal Income Tax Considerations of the Exchange” on page 80 of this prospectus for more information.

•	We will not receive any proceeds from the exchange offer.

•

The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

•

Each of our existing and future restricted subsidiaries that guarantees any of our credit facilities (the “Guarantors”) will unconditionally guarantee the exchange notes. If we do not make payments on the exchange notes, the Guarantors must make them instead.

•	We do not intend to list the exchange notes on any securities exchange or to have them approved for quotation through any automated quotation system.

Investment in these securities involves risk. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June     , 2010.

This prospectus, the letter of transmittal and the notice of guaranteed delivery are first being mailed to all holders of the original notes on June     , 2010.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MEDIA GENERAL, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MEDIA GENERAL, INC. AND ITS SUBSIDIARIES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

We will provide to you upon written or oral request, without charge, a copy of any and all of the information incorporated by reference in this prospectus; however, a reasonable fee per page will be charged for any paper copies of any exhibits to such information. Requests for copies of such information should be directed to: Media General, Inc., 333 East Franklin Street, Richmond, Virginia 23219, Attention: Investor Relations (telephone number (804) 649-6000).

In order to obtain timely delivery, you must request information no later than, June     , 2010, which is five business days before the scheduled expiration of the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, or that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “plans,” “intends,” “anticipates,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other comparable words are intended to identify forward-looking statements.

These statements appear in a number of places in this prospectus and documents incorporated by reference in this prospectus and are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our subsidiaries and businesses, including the risks and uncertainties discussed or incorporated in this prospectus under the caption “Risk Factors” and elsewhere, and are not guarantees of performance. Other important factors that could affect our future results and cause those results or other outcomes to differ materially from those expressed in the forward-looking statements include:

•	changes in advertising demand;

•	changes to accounting standards,

•	changes in circulation levels,

•	changes in consumer preferences for programming,

•	changes in relationships with broadcast networks,

•	the availability and pricing of newsprint,

•	fluctuations in interest rates,

•	the performance of pension plan assets,

•	health care cost trends,

•	regulatory rulings and legislative or regulatory changes including those related to ERISA, taxes and FCC matters,

•	natural disasters; and

•	the effects of acquisitions, investments and dispositions, and debt agreements on the Company’s results of operations and its financial condition

Because the above factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us, you should not place undue reliance on any forward-looking statement. Further, any forward-looking statement speaks only as of the date on which it is made, and it should not be assumed that the statements made herein remain accurate as of any future date. We undertake no obligation to publicly update or revise any forward-looking statement or update or revise the reasons that actual results or outcomes could materially differ from those anticipated in each forward-looking statement, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available at the SEC’s Web site (http://www.sec.gov) or through our Web site (http://www.mediageneral.com). We have not incorporated by reference into this prospectus the information included on or linked from our Web site, and you should not consider it part of this prospectus. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates from the Public Reference Room of the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have filed with the SEC, pursuant to the Exchange Act, the following documents which we hereby incorporate by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2009, filed February 24, 2010;

•	our Amended Annual Report on Form 10-K for the fiscal year ended December 27, 2009, filed May 5, 2010;

•	our Proxy Statement for the 2010 annual meeting filed March 12, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 28, 2010, filed May 5, 2010;

•	our Current Reports on Form 8-K, filed January 28, 2010 (with respect to Items 8.01 and 9.01 only), February 9, 2010, February 12, 2010, March 31, 2010 and April 26, 2010; and

•	our Current Report on Form 8-K/A, filed May 5, 2010.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, from the date of this prospectus until the exchange offer is completed, shall also be deemed to be incorporated in this prospectus by reference.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference, before making an investment decision. When used in this prospectus, the terms “Media General,” “the Company,” “we,” “our” and “us” refer to Media General, Inc. and its consolidated subsidiaries.

The Company

We are a leading provider of proprietary local news and information over multiple media platforms in leading small- and mid-size communities throughout the Southeastern United States. We own three metropolitan newspapers, 20 community newspapers and 18 network-affiliated broadcast television stations. Each newspaper and television station has a full-service associated Web site. Most of our television stations are ranked number one or two in their respective markets, and our newspapers are the number one print brand in virtually all of their respective markets. Our Web sites are fast growing and attract new audience and advertisers every year.

Increasingly, our online content is accessed by mobile devices, and we can also push news and advertising content to mobile devices on demand. In addition, we have been adding new interactive advertising services to our product mix. These include interactive games used by advertisers for branding and promotion and also a Top 15 shopping and coupon Web site called DealTaker.com. We own 200 specialty publications targeted at specific communities of interest and most have an associated Web site.

We were founded in 1850 as a newspaper company in Richmond, Virginia and later diversified into broadcast television. We have grown through acquisition, mostly by purchasing privately-owned local media entities in the Southeast. We were incorporated in Virginia and became a public company in 1969. We have approximately 4,700 full-time equivalent employees.

Our revenues are derived mostly from advertising that is placed with our local media platforms that connect our advertisers to the audiences they seek to reach. Our business is seasonally the strongest in the holiday-intensive fourth and second quarters.

In 2009, we shifted our management structure from a product-based structure to a market-based structure. This change brought all platforms within a given market under the responsibility of a single leader. We believe that by eliminating platform-bias in decision making, we will be able to accelerate our digital strategy and increase our speed to market with customer-focused solutions. This capability is critical at a time when technology and customer preferences are constantly and rapidly changing. We have also moved aggressively to transform our sales force to focus on all of our platforms in a market, thereby providing a multi-media solution to advertisers.

Our Principal Executive Offices

Our principal executive offices are located at 333 East Franklin Street, Richmond, Virginia 23219. Our telephone number at that address is (804) 649-6000.

The Exchange Offer

On February 12, 2010, we completed the offering of $300,000,000 aggregate principal amount of 11 3/4% Senior Secured Notes due 2017. The offering was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). As part of the offering transaction, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus and to make an exchange offer for the original notes. Below is a summary of the exchange offer.

Securities offered	Up to $300,000,000 aggregate principal amount of exchange 11 3/4% Senior Secured Notes due 2017. The form and terms of these exchange notes are identical in all material respects to those of the original notes. The exchange notes, however, will not contain transfer restrictions and registration rights applicable to the original notes.

The exchange offer	We are offering to exchange our exchange 11 3/4% Senior Secured Notes due 2017 for our outstanding original 11 3/4% Senior Secured Notes due 2017. Notes will be exchanged in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof.

In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $300,000,000 principal amount of 11 3/4% original notes outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales	We are registering the exchange offer in reliance on the position enunciated by the SEC in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

•	you are not our affiliate.

Rule 405 under the Securities Act defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person. In the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements, you may incur liabilities under the Securities Act and we will not indemnify you for such liabilities.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer.

Expiration date	5:00 p.m., New York City time, on , 2010, unless we extend the expiration date.

Withdrawal rights	You may withdraw tenders of the original notes at any time before 5:00 p.m., New York City time, on the expiration date. For more information, see the section entitled “The Exchange Offer” under the heading “Terms of the Exchange Offer.”

Conditions to the exchange offer	The exchange offer is subject to certain customary conditions, which we may waive in our sole discretion. For more information, see the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.” The exchange offer is not conditioned upon the exchange of any minimum principal amount of original notes.

Procedures for tendering original notes	If you wish to accept the exchange offer, you must (1) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions in this prospectus, and (2) mail or otherwise deliver the executed letter of transmittal, together with the original notes and any other required documentation to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold original notes through The Depository Trust Company (“DTC”) and wish to accept the exchange offer, you must do so pursuant to DTC’s automated tender offer program. By executing or agreeing to be bound by the letter of transmittal, you will represent to us, among other things, (1) that you are, or the person or entity receiving the exchange notes is, acquiring the exchange notes in the ordinary course of business, (2) that neither you nor any such other person or entity has any arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act and (3) that neither you nor any such other person or entity is our affiliate within the meaning of Rule 405 under the Securities Act.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, we urge you to promptly contact the person or entity in whose name your original notes are registered and instruct that person or entity to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, before completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of your original notes in your name or obtain a properly completed bond power from the person or entity in whose name your original notes are registered. The transfer of registered ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other documents required to the exchange agent (or comply with the procedures for book-entry transfer) before the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

Taxation	The exchange pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes. For more details, see the section entitled “Certain U.S. Federal Income Tax Considerations of the Exchange.”

Consequences of failure to exchange	If you do not exchange the original notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture. However, following the exchange offer, all outstanding original notes will still be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act.

Use of proceeds	We will not receive any proceeds from the exchange offer. For more details, see the “Use of Proceeds” section.

Exchange agent	The Bank of New York Mellon is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under the section entitled “The Exchange Offer” under the heading “Exchange Agent.”

The Notes

Issuer	Media General, Inc.

Guarantor	Each of our existing and future restricted subsidiaries that guarantees any of our credit facilities are guarantors (the “Guarantors”) of the original notes and the exchange notes. If we cannot make payments on the original notes or the exchange notes when they are due, the Guarantors must make them instead.

Securities offered	$300,000,000 aggregate principal amount of 11 3/4% Senior Secured Notes due 2017.

Maturity	February 15, 2017.

Interest payment dates	February 15 and August 15 of each year, commencing August 15, 2010.

Redemption	The notes may not be redeemed by the Company prior to maturity, except as set forth herein. See “Description of the Notes—Optional Redemption.”

Ranking	The notes and the guarantees will be our and the Guarantors’ senior secured obligations. The notes and the guarantees will rank equally in right of payment with all of our and the Guarantors’ existing and future senior indebtedness (as defined herein), including our senior secured credit facility, and senior in right of payment to all of our and the Guarantor’s future subordinated indebtedness. See “Description of the Notes.”

Change of control	If we experience a change of control triggering event as described in the section entitled “Description of the Notes—Repurchase at the Option of Holders—Change of Control,” we must offer to repurchase the notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain covenants	The indenture under which the notes will be issued, among other things, limits our ability to incur liens and requires our subsidiaries to issue guarantees under certain circumstances. The indenture also restricts our ability to sell all or substantially all of our or its assets or to merge with or into other companies. For more details, see “Description of the Notes—Certain Covenants.”

Absence of public market for the notes	The notes will constitute a new class of securities for which there is no established public trading market. There has been no public market for the original notes, and it is not currently anticipated that an active public market for the exchange notes will develop. We currently do not intend to apply for the listing of the notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See “Plan of Distribution.”

RISK FACTORS

Before you participate in the exchange offer, you should be aware that there are various risks involved in an investment in the notes. Our Annual Report on Form 10-K for the year ended December 27, 2009, which we incorporate by reference into this prospectus, includes information on risk factors relating to our business. You should carefully consider those risks and the risks described below, as well as the other information included or incorporated by reference into this prospectus, in evaluating your participation in the exchange offer.

Risks Relating to Tendering Original Notes for Exchange Notes

If you do not carefully follow the required procedures in order to exchange your original notes, you will continue to hold original notes subject to transfer restrictions, which will make it difficult for you to sell or otherwise transfer such original notes.

If the required procedures for the exchange of the original notes are not followed, you will continue to hold original notes, which are subject to transfer restrictions. The exchange notes will be issued in exchange for the original notes only after timely receipt by the exchange agent of a properly completed and executed letter of transmittal and all other required documents. Therefore, if you wish to tender your original notes, you must allow sufficient time to ensure timely delivery. Although we may do so, neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of original notes for exchange. Any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

In certain instances, failure of participants in the exchange offer to deliver a prospectus in connection with transfers of the exchange notes could result in liability under the Securities Act.

Based on no-action letters issued by the staff of the SEC, we believe that certain holders may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “The Exchange Offer,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act (including being named a selling securityholder) to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

There may be a limited or no trading market for the exchange notes, and you may not be able to sell them quickly or at the price that you paid for the original notes.

Upon consummation of the exchange offer, the exchange notes will be considered a single class with the original notes. There is a limited trading market for both the original notes and the exchange notes. We do not intend to apply for the exchange notes or the original notes to be listed on any securities exchange or to arrange for quotation on any automated interdealer quotation system. The liquidity of the trading market in the exchange notes, if any, and any market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the financial performance or prospects for companies in our industry generally. In addition, such market-making activities, if any, will be subject to limits imposed by the United States federal securities laws, and may be limited during the pendency of any shelf registration statement. As a result, there may be a limited or no active trading market for the exchange notes, which could negatively impact your ability to sell the exchange notes. In addition, if there is a limited or no active trading market for the exchange notes, the prices that you receive when you sell may not be favorable. Future trading prices of the exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the original notes for the exchange notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Risks Relating to Continued Ownership of Original Notes

If you do not exchange original notes for exchange notes, transfer restrictions will continue and trading of the original notes may be difficult, which could result in a decrease in the value of the original notes.

The original notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Original notes that are not tendered for exchange or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions on transfer. We do not expect to register the original notes under the Securities Act. This means that you may not offer or sell the original notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable securities laws. As a result of these continued transfer restrictions, it may be difficult for you to sell or otherwise transfer original notes. See “The Exchange Offer—Consequences of Failure to Exchange.”

The trading market for original notes could be limited, which will make it difficult for you to sell or otherwise transfer original notes and thereby result in a decrease in the value of the original notes.

There is a risk that an active trading market in the original notes will not exist, develop or be maintained following the consummation of the exchange offer. The trading market for original notes could become significantly more limited after the exchange offer as a result of the anticipated reduction in the amount of original notes outstanding upon consummation of the exchange offer. Therefore, if your original notes are not exchanged for exchange notes in the exchange offer, it may become more difficult for you to sell or otherwise transfer your original notes. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the original notes.

Risk Factors Relating to Our Indebtedness and the Notes

In addition to our current indebtedness, we may be able to incur substantially more indebtedness. If we do, this could exacerbate the risks associated with our substantial indebtedness.

Currently, we have substantial indebtedness. As of March 28, 2010, we had total indebtedness of approximately $692.7 million, consisting of the notes, $399.5 million outstanding under the term loan portion of our Second Amended and Restated Credit Agreement, dated as of February 12, 2010 among Media General, Inc., Bank of America, N.A., as Administrative Agent and the lenders and other parties thereto (the “Amended Credit Facility”) and $25,000 of capital leases. We and our subsidiaries may be able to incur substantially more debt in the future. Although the indenture governing the notes and our Amended Credit Facility contain restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness secured by liens on the collateral that rank equally with those securing the notes, the holders of that indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. The terms of the indenture will permit us to incur additional indebtedness, including additional secured indebtedness.

Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. To the extent new indebtedness or such new obligations are added to our current levels, the risks described above could intensify.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and premium, if any, and interest on our indebtedness other than the notes, initially our Amended Credit Facility, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Amended Credit Facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Any default under our other indebtedness that is not waived by the required lenders and the remedies sought by the holders of such indebtedness could make us unable to pay principal and premium, if any, and interest on the notes and substantially decrease the market value of the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, unless all the notes have been previously called for redemption. Any holders of other debt securities that we may issue in the future may also have this right. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which in turn would constitute a default under our Amended Credit Facility. In addition, the occurrence of a change of control would also constitute an event of default under our Amended Credit Facility. Any default under our Amended Credit Facility would result in a default under the indenture if the lenders accelerate the indebtedness under our Amended Credit Facility.

It is possible that we would not have sufficient funds at the time of the change of control to make the required purchase of the notes. Moreover, our Amended Credit Facility restricts, and any future indebtedness we may incur may restrict, our ability to repurchase the notes, including following a change of control event. As a result, following a change of control event, we would not be able to repurchase notes unless we first repaid all indebtedness outstanding under our Amended Credit Facility and any of our other indebtedness that contains similar provisions, or obtained a waiver from the holders of such indebtedness to permit us to repurchase the notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase notes may therefore require us to refinance our other outstanding indebtedness, which we may not be able to do on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of us.

In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of other indebtedness, would not constitute a change of control under the indenture. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of original notes with an opportunity to acquire exchange notes (the “Exchange Notes”) which, unlike the original notes, will not be restricted securities and will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. Capitalized terms used herein and otherwise not defined are defined in the indenture dated as of February 12, 2010 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon, as trustee.

The outstanding original 11 3/4% Senior Secured Notes in the aggregate principal amount of $300,000,000 were originally issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The original notes are restricted securities and may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144A promulgated under the Securities Act, the original notes may generally be resold (a) commencing six months after the Issue Date, in an amount up to, for any three-month period, the greater of 1% of the original notes then outstanding or the average weekly trading volume of the original notes during the four calendar weeks preceding the filing of the required notice of sale with the SEC so long as Media General remains current in its periodic filing obligations and (b) commencing one year after the Issue Date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding three months, our affiliate. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the original notes.

In connection with the original issuance and sale of the original notes, we entered into the registration rights agreement, dated February 12, 2010 (the “Registration Rights Agreement”), pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the original notes (the “Exchange Offer”). The Registration Rights Agreement provides that we and the Guarantor(s) will file with the SEC an exchange offer registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to an offer to exchange the original notes for the Exchange Notes and to offer to holders of original notes who are able to make certain representations the opportunity to exchange their original notes for Exchange Notes.

The Registration Rights Agreement provides that (i) unless the Exchange Offer would not be permitted by applicable law or the policies of the SEC (“SEC Policy”), we will file the Exchange Offer Registration Statement with the SEC on or prior to 210 days after the Issue Date, (ii) unless the Exchange Offer would not be permitted by applicable law or SEC Policy, we will use our reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 270 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or SEC Policy, we will consummate the Exchange Offer on or prior to 300 days after the Issue Date and (iv) if obligated to file a shelf registration statement, we will use our reasonable best efforts to file with the SEC a shelf registration statement as soon as practicable but in any event on or prior to 300 days after the Issue Date. We shall use our reasonable best efforts to keep such shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold pursuant thereto. A holder of original notes that sells its original notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification and contribution obligations).

Under existing interpretations by the staff of the SEC, the Exchange Notes, in general, would not be restricted securities and would be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed for a period of 90 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

Each holder of original notes that wishes to exchange such original notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

We have agreed to pay all expenses incident to the Exchange Offer.

Pursuant to the Registration Rights Agreement, we will be required to pay additional interest if a registration default exists. A registration default will exist if:

•	we fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

•	any of the registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, referred to as the Effectiveness Target Date;

•

the Exchange Offer is required to be consummated under the Registration Rights Agreement and we fail to issue Exchange Notes in exchange for all original notes properly tendered and not withdrawn in the Exchange Offer within 45 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

•

the shelf registration statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with the Exchange Offer or resales of the Exchange Notes, as the case may be, during the periods specified in the Registration Rights Agreement.

Additional interest will accrue on the principal amount of the notes (in addition to the stated interest on the notes) from and including the date on which any of the registration defaults described above has occurred and continue until all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of a registration default and will increase by 0.25% per annum at the beginning of each subsequent 90-day period (or portion thereof) while a registration default is continuing, up to a maximum rate of additional interest of 1.00% per annum.

This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, which is listed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all original notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the Exchange Notes, the Exchange Notes are being offered in exchange for a like principal amount of original notes. Original notes may be exchanged only in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Holders may tender some or all of their original notes pursuant to the Exchange Offer.

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the original notes except that (i) the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of original notes under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the original notes and will be entitled to the benefits of the Indenture. Each series of Exchange Notes will be treated as a single class under the Indenture with any original notes of that series that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

As of June     , 2010, $300,000,000 aggregate principal amount of original 11 3/4% senior secured notes were outstanding. This prospectus, the letter of transmittal and notice of guaranteed delivery are being sent to all registered holders of original notes as of June     , 2010. Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain transfer taxes that may be imposed, in connection with the Exchange Offer. See “—Payment of Expenses.”

Expiration Date; Extensions; Termination

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010 (21 business days following the date notice of the Exchange Offer was mailed to the holders). We reserve the right to extend the Exchange Offer at our discretion, in which event the term expiration date shall mean the time and date on which the Exchange Offer as so extended shall expire. We shall notify the exchange agent of any extension by oral or written notice and shall mail to the registered holders of original notes an announcement thereof, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to extend or terminate the Exchange Offer and not accept for exchange any original notes if any of the events set forth below under the caption “—Conditions to the Exchange Offer” occur and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See “—Conditions to the Exchange Offer.” The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption “—Conditions to the Exchange Offer.”

Procedures for Tendering

The tender to us of original notes by a holder pursuant to one of the procedures set forth below and the acceptance thereof by us will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

Except as set forth below, a holder who wishes to tender original notes for exchange pursuant to the Exchange Offer must transmit an agent’s message or a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth below under “Exchange Agent” on or before the expiration date. In addition, either (i) certificates for such original notes must be received by the exchange agent along with the letter of transmittal,

(ii) a timely confirmation of a book-entry transfer (a book-entry confirmation) of such original notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure of book-entry transfer described below, must be received by the exchange agent before the expiration date, or (iii) the holder must comply with the guaranteed delivery procedures described below. LETTERS OF TRANSMITTAL AND ORIGINAL NOTES SHOULD NOT BE SENT TO US.

The term “Agent’s Message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Signatures on a letter of transmittal must be guaranteed unless the original notes tendered pursuant thereto are tendered (i) by a registered holder of original notes who has not completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on the letter of transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a commercial bank or trust company having an office in the United States, each an eligible institution. In the event that signatures on a letter of transmittal are required to be guaranteed, such guarantee must be by an eligible institution.

The method of delivery of original notes and other documents to the exchange agent is at the election and risk of the holder, but if delivery is by mail it is suggested that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent before the expiration date.

If the letter of transmittal is signed by a person other than a registered holder of any original notes tendered therewith, such original notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the original notes.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes will be resolved by us, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor the exchange agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Our acceptance for exchange of original notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and us upon the terms and subject to the conditions of the Exchange Offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility systems may make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an Agent’s Message or a duly executed letter of transmittal, including all other documents required by such letter of transmittal, must in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under the caption “Exchange Agent” on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC’S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and (i) whose original notes are not immediately available, (ii) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, or (iii) who cannot complete the procedures for delivery by book-entry transfer, may effect a tender if:

(a) the tender is made through an eligible institution;

(b) before the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery by mail, hand delivery, overnight courier or facsimile transmission setting forth the name and address of the holder of the original notes, the certificate number or numbers of the original notes and the amount of original notes being tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

(c) a properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificates representing all tendered original notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any original notes and may terminate the Exchange Offer (whether or not any original notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

•

there is threatened, instituted or pending any action or proceeding before, or any statute, rule, regulation, injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)	seeking to restrain or prohibit the making or completion of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result of this transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the Exchange Offer; or

•

any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole judgment, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

•	the following has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the Exchange Offer; or

(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the Exchange Notes, which in our sole judgment in any case makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange; or

•

there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer; or

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the Exchange Offer.

If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the Exchange Offer (whether or not any original notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes and will extend the Exchange Offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the Exchange Offer, we will accept all original notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue Exchange Notes in exchange for original notes promptly following the expiration date.

Subject to the conditions set forth under the caption “—Conditions to the Exchange Offer,” issuance of Exchange Notes in exchange for original notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of certificates for original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC, including an Agent’s Message if the tendering holder does not deliver a letter of transmittal, a completed letter of transmittal, or, in the case of a book-entry transfer, an Agent’s Message in lieu of the letter of transmittal and any other documents required by such letter of transmittal. Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when certificates for original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent.

Subject to the terms and conditions of the Exchange Offer, we will be deemed to have accepted for exchange, and thereby to have exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the Exchange Offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting Exchange Notes which will not be held in global form by DTC or a nominee of DTC to validly tendered holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of original notes) or we extend the Exchange Offer or are unable to accept for exchange or exchange any original notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-l promulgated under the Exchange Act, retain tendered original notes and such original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption “—Withdrawal Rights.”

Pursuant to an Agent’s Message or a letter of transmittal, a holder of original notes will represent, warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer original notes, that we will acquire good, marketable and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances, and the original notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the original notes tendered pursuant to the Exchange Offer.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted original notes will be returned, at our expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, set forth below under the caption “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must specify the name of the person having tendered the original notes to be withdrawn, identify the original notes to be withdrawn (including the certificate number or numbers and the principal amount of the original notes), and (where certificates for original notes have been transmitted) specify the name in which such original notes are registered, if different from that of the withdrawing holder. If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, before the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under the caption “—Procedures for Tendering” at any time on or before the expiration date.

Exchange Agent

We have appointed The Bank of New York Mellon as the exchange agent for the Exchange Offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail, or

Hand Delivery or Overnight Delivery

Bank of New York Mellon

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—7th Floor

New York, New York 10286

Attn: Carolle Montreuil

By Facsimile Transmission:

(Eligible Institutions Only)

(212) 298-1915

Confirm by Telephone:

(212) 815-5920

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions by facsimile to a facsimile number other than any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Payment of Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the Exchange Offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection therewith. We will also pay the cash expenses to be incurred in connection with the Exchange Offer, including accounting, legal, printing and other related fees and expenses.

Consequences of Failure to Exchange

Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The original notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such original notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) to an institutional accredited investor that, prior to such transfer, furnishes to the trustee (which is The Bank of New York Mellon) (the “Trustee”) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the original notes (the form of which letter can be obtained from the Trustee) and, if requested by us and the Trustee, an opinion of counsel acceptable to us that such transfer is in compliance with the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act. The liquidity of the original notes could be adversely affected by the Exchange Offer.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

RATIO OF EARNINGS TO FIXED CHARGES OF MEDIA GENERAL

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Three Months Ended March 28, 2010	Fiscal Years Ended
		December 27, 2009	December 28, 2008	December 30, 2007	December 31, 2006	December 25, 2005
Ratio of Earning to Fixed Charges (1)	0.47	**	**	1.74	2.75	5.04

**	Earnings do not cover fixed charges by $74.1 million and $910.6 million during the fiscal years ended December 27, 2009, and December 28, 2008, respectively, due to non-cash impairment charges of $84.2 million and $912 million in the respective periods (see Note 2 to the Consolidated Financial Statements contained in Item 8 of our Annual Report on Form 10-K for the year ended December 27, 2009).

(1)	For purposes of calculating the ratio of earnings to fixed charges:

•

Earnings consist of pre-tax income (loss) from continuing operations less income/loss from equity investments plus (i) amortization of previously capitalized interest and (ii) distributed income of equity investees less (i) capitalized interest.

•

Fixed charges consist of (i) interest, expensed and capitalized (including amortization of premiums/discounts) and (ii) the interest portion of rental expense (estimated to equal ¼ of such expense, which is considered a reasonable approximation of the interest factor for us).

•

The consolidated ratio of earnings to fixed charges is determined by adding back fixed charges, as defined above, to earnings, as defined above, which is then divided by fixed charges, as defined above.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. In consideration for issuing the Exchange Notes, we will receive in exchange the original notes of like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the original notes, except for certain transfer restrictions and registration rights relating to the original notes and except for certain provisions providing for an increase in the interest rate on the original notes under certain circumstances relating to the timing of the Exchange Offer. The original notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding debt or in the obligations of the Guarantor.

On February 12, 2010, we issued and sold the original notes. The net proceeds from the sale of the notes were applied to partially repay borrowings outstanding under our previously existing bank credit facilities.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF MEDIA GENERAL

The following table sets forth selected historical consolidated financial information and other data of Media General for the periods presented. The selected financial information as of December 27, 2009, December 28, 2008, December 30, 2007, December 31, 2006, and December 25, 2005, and for each of the five fiscal years then ended, has been derived from our consolidated financial statements, which have been audited by Ernst & Young LLP, independent registered public accountants. The selected financial information as of and for the three months ended March 28, 2010 and March 29, 2009 has been derived from our unaudited consolidated financial statements.

This financial information should be read in conjunction with the respective audited and unaudited consolidated financial statements of Media General, including the related notes, incorporated in this prospectus by reference. Historical results of operations may not be indicative of results to be expected for any future period.

	Three Months Ended		Years Ended
(In thousands, except per share amounts)	March 28, 2010	March 29, 2009	December 27, 2009	December 28, 2008	December 30, 2007	December 31, 2006	December 25, 2005
Summary of Operations
Operating revenues (a)(c)	$158,864	$159,133	$657,612	$797,375	$896,293	$929,216	$824,294

Income (loss) from continuing operations (b)(c)(d)	$(16,746)	$(21,291)	$(44,793)	$(623,255)	$9,235	$62,136	$77,991

Net income (loss) (b)(c)(d)	$(16,746)	$(21,253)	$(35,765)	$(631,854)	$10,687	$79,042	$(243,042)

Per Share Data: (a)(b)(c)(d)
Income (loss) from continuing operations	$(0.75)	$(0.96)	$(2.01)	$(28.21)	$0.39	$2.56	$3.30
Income (loss) from discontinued operations	—	—	0.40	(0.39)	0.06	0.72	0.19
Cumulative effect of change in accounting principle	—	—	—	—	—	—	(13.83)

Net income (loss)	$(0.75)	$(0.96)	$(1.61)	$(28.60)	$0.45	$3.28	$(10.34)

Per Share Data—assuming dilution: (a)(b)(c)(d)
Income (loss) from continuing operations	$(0.75)	$(0.96)	$(2.01)	$(28.21)	$0.39	$2.56	$3.28
Income (loss) from discontinued operations	—	—	0.40	(0.39)	0.06	0.72	0.19
Cumulative effect of change in accounting principle	—	—	—	—	—	—	(13.76)

Net income (loss)	$(0.75)	$(0.96)	$(1.61)	$(28.60)	$0.45	$3.28	$(10.29)

Other Financial Data:
Total assets (a)(d)	$1,206,710	$1,295,946	$1,236,048	$1,334,252	$2,471,066	$2,505,228	$1,975,354
Working capital (excluding discontinued assets and liabilities) (a)(c)	66,562	30,289	106,483	32,544	72,099	65,684	61,041
Capital expenditures	2,128	4,133	18,453	31,517	78,142	93,896	74,424
Total debt	692,728	730,092	711,909	730,049	897,572	916,320	485,304
Cash dividends per share	—	—	—	0.81	0.92	0.88	0.84

(a)	In the third quarter of 2006, the Company acquired WNCN in Raleigh, North Carolina, WCMH in Columbus, Ohio, WJAR in Providence, Rhode Island, and WVTM in Birmingham, Alabama.
(b)	Includes the recognition in the first quarter of 2005 of a charge, related to using the direct method to revalue FCC licenses, of $325.5 million (net of a tax benefit of $190.7 million) as the cumulative effect of a change in accounting principle resulting from applying goodwill accounting.
(c)	In 2009, the Company sold a small magazine in the Virginia/Tennessee market and completed the sale of WCWJ in Jacksonville, Florida (which was the last of five television stations being held for resale). In 2008, the Company completed the sales of WTVQ in Lexington, Kentucky, WMBB in Panama City, Florida, KALB/NALB in Alexandria, Louisiana, and WNEG in Toccoa, Georgia. In 2009, 2008 and 2007, the Company recorded an after-tax gain of $8.9 million, an after-tax loss of $11.3 million, and an after-tax loss of $2 million, respectively, related to these divestitures. In 2006, the Company sold KWCH in Wichita, Kansas (including that station’s three satellites), WIAT in Birmingham, Alabama, WDEF in Chattanooga, Tennessee, and KIMT in Mason City, Iowa, and reported an after-tax gain of $11 million related to these divestitures. The results of these stations, the magazine and their associated Web sites have been presented as discontinued operations for all periods presented.
(d)	In 2009 and 2008, the Company recorded non-cash, pretax impairment charges totaling $84 million and $912 million related primarily to its intangible assets.

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the term “Issuer” refers to Media General, Inc. and not to any of its Subsidiaries, and (ii) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries. The term “Notes” refers to the Original Notes and the Exchange Notes.

The Issuer will issue the Notes under an indenture to be dated February 12, 2010 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes will be issued in a private transaction that is not subject to the registration requirements of the Securities Act. See “Notice to Investors.” The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, the Intercreditor Agreement and the Security Documents and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, the Intercreditor Agreement and the Security Documents, including the definitions therein of certain terms used below. We urge you to read the Indenture, the Intercreditor Agreement and the Security Documents because those agreements, not this description, define your rights as Holders of the Notes. You may request a copy of the Indenture, the Intercreditor Agreement and the Security Documents at our address set forth under the heading “Where You Can Find More Information.”

Brief Description of Notes

The Notes will:

•

be secured by a first-priority security interest, subject to permitted liens, in the collateral granted to Bank of America, N.A., as collateral agent (the “Collateral Agent”) for the benefit of the Trustee, the holders of the Notes and other First Priority Lien Secured Parties, which liens will be pari passu with the liens securing the Senior Credit Facilities Obligations and any Additional First Priority Lien Obligation, subject to certain exceptions;

•

rank equally in right of payment to all of the Issuer’s existing and future senior debt (including the Senior Credit Facilities and any Additional First Priority Lien Obligation) and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

•	rank senior in right of payment to the Issuer’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•

be effectively equal in right of payment to all of the Issuer’s existing and future senior secured debt and other obligations (including the Senior Credit Facilities Obligations and any Additional First Priority Lien Obligation) secured on a pari passu basis with the Notes to the extent of the value of the collateral securing the Notes and such indebtedness;

•	be effectively senior in right of payment to all of the Issuer’s existing and future unsecured debt and other obligations to the extent of the value of the collateral securing the Notes;

•	be structurally subordinated to all obligations of each of the Issuer’s Subsidiaries that in the future is not a guarantor of the Notes; and

•

be effectively subordinated in right of payment to all of the Issuer’s secured debt and other obligations to the extent of the collateral securing such indebtedness which does not also secure the Notes.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, will initially jointly and severally irrevocably and unconditionally guarantee, on a senior secured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries that guarantee the Senior Credit Facilities will initially guarantee the Notes. Each of the Guarantees of the Notes will:

•

be secured by a first-priority security interest, subject to permitted liens, in the collateral granted to the Collateral Agent for the benefit of the Trustee, the holders of the Notes and the other First Priority Lien Secured Parties, which liens will be pari passu with the liens securing the Senior Credit Facilities Obligations and any Additional First Priority Lien Obligations, subject to certain exceptions;

•

rank equally in right of payment to all of the applicable Guarantor’s existing and future senior debt (including the guarantees under the Senior Credit Facilities and any Additional First Priority Lien Obligations) and other obligations that are not, by their terms, expressly subordinated in right of payment to such Guarantor’s Guarantee;

•

rank senior in right of payment to all of the applicable Guarantor’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to such Guarantor’s Guarantee;

•

be effectively equal in right of payment to all of the applicable Guarantor’s existing and future senior secured debt and other obligations (including such Guarantor’s guarantees of the Senior Credit Facilities Obligations and any Additional First Priority Lien Obligations) secured on a pari passu basis (subject to intervening liens) with such Guarantor’s Guarantee to the extent of the value of the collateral securing such Guarantor’s Guarantee and such indebtedness;

•

be effectively senior in right of payment to all of the applicable Guarantor’s existing and future senior unsecured debt and other obligations to the extent of the value of the collateral securing such Guarantor’s Guarantee;

•	be structurally subordinated to all obligations of any Subsidiary of a Guarantor if that Subsidiary is not also a Guarantor of the Notes; and

•

be effectively subordinated in right of payment to all of the applicable Guarantor’s secured debt to the extent of the collateral securing such indebtedness which does not secure such Guarantor’s Guarantee.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—The subsidiary guarantees could be voided under fraudulent transfer laws, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.”

Each Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a)	any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a

Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor to a Person other than a Restricted Subsidiary which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture;

(b)	the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c)	the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d)	the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in a manner not in violation of the terms of the Indenture; and

(2)	such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such release have been complied with.

Upon any release of a Guarantor from its Guarantee, such Guarantor shall be automatically and unconditionally released from its obligations under the Security Documents.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee will rank pari passu in right of payment to all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities and any Additional First Priority Lien Obligations but, to the extent the value of the Collateral, will be effectively senior to unsecured Senior Indebtedness of the Issuer and each Guarantor.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Security

General

The Notes and Guarantees will be secured by first-priority security interests (subject to Permitted Liens) in the Collateral, and the Notes and the Guarantees will share in the benefit of such security interests on a pari passu basis with the Senior Credit Facilities Obligations and any Additional First Priority Lien Obligations.

Except as provided below, the Collateral will consist of all of the collateral securing the Senior Credit Facilities as of the Issue Date, including, without limitation, all or, in the case of Collateral of the type described in clause (xxiv), substantially all, of the following types of Collateral, (i) Accounts; (ii) Accessions; (iii) As-Extracted Collateral; (iv) Chattel Paper; (v) Collateral Records; (vi) Commercial Tort Claims; (vii) Commodity Accounts; (viii) Commodity Contracts; (ix) Deposit Accounts; (x) Documents; (xi) Equipment; (xii) Financial Assets; (xiii) General Intangibles; (xiv) Goods; (xv) Instruments; (xvi) Insurance; (xvii) Intellectual Property; (xviii) Inventory; (xix) Investment Property; (xx) Letters of Credit; (xxi) Letters-of-Credit Rights; (xxii) Payment Intangibles; (xxiii) Pledged Debt; (xxiv) Real Property; (xxv) Securities; (xxvi) Securities Accounts; (xxvii) Security Entitlements; (xxviii) Supporting Obligations; and (xxix) Proceeds of the foregoing clauses (i) through (xxviii).

The Collateral shall exclude the following:

(a)

any lease, license, contract, property rights or agreement to which the Issuer or a Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest would constitute or result in the abandonment, termination pursuant to the terms of, or a breach or default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that this clause (a) shall cease to apply at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied or any portion of such lease, license, contract, property rights or agreement does not result in any of the consequences specified above; and

(b)	any Federal Communications Commission broadcast license, to the extent that the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder prohibits the creation of a security interest therein; provided, however, that the Collateral will include, to the maximum extent not prohibited by law, all rights incident or appurtenant to any such Federal Communications Commission broadcast license and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of any such Federal Communications Commission license.

Notwithstanding the fact that the Senior Credit Facilities are secured by the Capital Stock of Subsidiaries, the Collateral will not include any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities results in the Issuer being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock secures the Notes, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to release the security interests in favor of the Collateral Agent in the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the Notes.

In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding of the Issuer or any Guarantor, all proceeds of Collateral (after paying the fees and expenses of the Collateral Agent and the Trustee and any expenses of selling or otherwise foreclosing on the Collateral) will be applied pro rata to the repayment of the obligations under the Notes and the other outstanding First Priority Lien Obligations, subject to the terms of the Intercreditor Agreement.

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in or be senior with respect to the Collateral, including Additional First Priority Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional secured Obligations is and will be limited by the covenant described under “Certain Covenants—Liens” and the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of any such additional secured Obligations could be significant.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions, if the Issuer or any Guarantor creates any additional security interest to secure any First Priority Lien Obligations in any property or assets that are not at the time of such creation of such additional security interest included in Collateral under the Security Documents, such Issuer or Guarantor must concurrently grant a first-priority perfected security interest (subject to Permitted Liens) in such property as security for the Notes and such property or assets shall thereafter become Collateral; provided that in the event that Rule 3-16 of Regulation S-X under the Securities Act would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock secures the Notes, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement.

Liens with Respect to the Collateral

The Issuer, the Guarantors, the Trustee and the Collateral Agent entered into Security Documents on the Issue Date that define the terms of the security interests that secure the Notes and the Guarantees with respect to such Collateral, which Security Documents are substantially similar to the security documents with respect to the Senior Credit Facilities

Intercreditor Agreement

The Trustee and the Collateral Agent have entered into the Intercreditor Agreement with the Authorized Representative of the Senior Credit Facilities Obligations with respect to the Collateral, which may be amended, restated, amended and restated, supplemented or otherwise modified from time to time without the consent of the Holders to add other parties holding First Priority Lien Obligations permitted to be incurred under the Indenture, the Senior Credit Facilities and the Intercreditor Agreement.

Under the Intercreditor Agreement, as described below, the Applicable Authorized Representative has the right to direct foreclosures and take other actions with respect to the Collateral, and the Authorized Representatives of other Series of First Priority Lien Obligations have no right to take actions with respect to the Collateral. The Applicable Authorized Representative will initially be the administrative agent under the Credit Agreement, as Authorized Representative in respect of the Senior Credit Facilities Obligations.

The administrative agent under the Senior Credit Facilities will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Senior Credit Facilities Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Major Non-Controlling Authorized Representative.

The Applicable Authorized Representative shall have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, the Collateral Agent shall not follow any instructions with respect to such Collateral from any representative of any Non-Controlling Secured Party or other First Priority Lien Secured Party (other than the Applicable Authorized Representative), and no Authorized Representative of any Non-Controlling Secured Party or other First Priority Lien Secured Party (other than the Applicable Authorized Representative) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

Each First Priority Lien Secured Party will agree to, subject to certain exceptions, (a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Security Documents, except for delivering notices under the Intercreditor Agreement; (b) refrain from accepting any guaranty of, or any other security for, the First Priority Lien Obligations from the Company or any of its Affiliates, except for any cash collateral received by certain parties to the Senior Credit Facilities pursuant to a requirement of the Senior Credit Facilities, any guarantee of the Notes expressly required by the Indenture, any guarantee of the Senior Credit Facilities Obligations expressly required by the Senior Credit Facilities, any guarantee of any additional First Priority Lien Obligations expressly required by the applicable agreement governing any additional First Priority Lien Obligations and any security granted to the Collateral Agent for the benefit of all First Priority Lien Secured Parties; provided that in the event that as a result of such grant of security Rule 3-16 of Regulation S-X would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock secures the Notes and/or additional First Priority Lien Obligations, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement; (c) refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of a default and (d) refrain from accepting any prepayment that is the net cash proceeds of a required mandatory prepayment or offer to purchase with respect to a disposition under the terms of the Senior Credit Facilities and/or the Indenture, as applicable, except as set forth in the Intercreditor Agreement.

Prior to the occurrence of a Special Event of Default upon receipt by any First Priority Lien Secured Party of the net cash proceeds of any mandatory prepayment required to be made by the Senior Credit Facilities or the Indenture from dispositions of assets, the First Priority Lien Secured Parties will agree that the proceeds thereof shall be applied as follows:

first, to the amounts owing to the Collateral Agent by each of (A) the Issuer, the Guarantors or the First Priority Lien Secured Parties pursuant to the Intercreditor Agreement or the Security Documents, including, without limitation, payment of expenses and protective advances incurred by the Collateral Agent with respect to maintenance and protection of the Collateral, and of expenses incurred with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement, or protection of the First Priority Lien Secured Parties and (B) the First Priority Lien Secured Parties and the Authorized Representatives (other than the administrative agent under the Senior Credit Facilities and the Trustee) as result of any indemnity given for the benefit of Collateral Agent pursuant to the Intercreditor Agreement, the Senior Credit Facilities, the Indenture or any separate indemnity required by Collateral Agent;

second, to each of (A) the administrative agent under the Senior Credit Facilities for the benefit of the lenders who have provided an indemnity to the Collateral Agent pursuant to the Intercreditor Agreement or the Senior Credit Facilities, (B) the Trustee for the benefit of the Holders who have provided an indemnity to the Collateral Agent pursuant to the Intercreditor Agreement or the Indenture and (C) to the Authorized Representative for the holders of additional First Priority Lien Obligations for the benefit of the holders of additional First Priority Lien Obligations who have provided an indemnity to the Collateral Agent pursuant to the Intercreditor Agreement or any Additional Senior Secured Agreement, in a ratable amount based upon the aggregate amount of all indemnities provided by all lenders, Holders, and holders of additional First Priority Lien Obligations under the Intercreditor Agreement or other agreements set forth in clauses (A) through (C) above, third, to each of (A) the administrative agent under the Senior Credit Facilities for the benefit of the lenders, (B) the Trustee for the benefit of the Holders and (C) to the Authorized Representative for the holders of additional First Priority Lien Obligations for the benefit of the holders of additional First Priority Lien Obligations, in a ratable amount based upon the outstanding Senior Credit Facilities Obligations (including obligations to provide cash collateral for any contingent obligation and to repay or cash collateralize any other Senior Credit Facilities Obligation as provided in the Senior Credit Facilities), the outstanding Notes Obligations and the outstanding additional First Priority Lien Obligations (if any) to the extent each of them constitute First Priority Lien Obligations, for application among the lenders in accordance with the terms of the Senior Credit Facilities, application among the Holders in accordance with the terms of the Indenture and application among the holders of additional First Priority Lien Obligations in accordance with the terms of the Additional Senior Secured Agreements, respectively, until such Senior Credit Facilities Obligations, Notes Obligations and additional First Priority Lien Obligations (if any) are repaid in full and extinguished, fourth, equally and ratably to the respective Authorized Representatives for all other amounts then due to the Senior Secured Parties under the Senior Credit Facilities, the Indenture and any agreement governing any additional First Priority Lien Obligations and fifth, the balance, if any, shall be returned to the Issuer, the applicable Guarantors or such other Persons as are entitled thereto.

Each of the Trustee, for itself and on behalf of the Holders, and the administrative agent under the Senior Credit Facilities, for itself and on behalf of the lenders under the Senior Credit Facilities, have agreed that it will not, directly or indirectly, contest or support any other Person in contesting, in any proceeding (including a bankruptcy proceeding): (a) the priority, validity or enforceability of a Lien in the Collateral held by or on behalf of the Collateral Agent (including Liens on Collateral securing the Senior Credit Facilities deemed not to be part of the Collateral securing the Notes and Liens on cash collateral received by certain parties to the Senior Credit Facilities) and, (b) the priority, validity or enforceability of any First Priority Lien Secured Obligation in any bankruptcy proceeding or (c) the provisions of the Intercreditor Agreement.

If an “Event of Default” under and as defined in the Senior Credit Facilities, the Indenture or any other First Priority Lien Documents governing First Priority Lien Obligations has occurred and is continuing and the Collateral Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of the Issuer or any Guarantor, the proceeds of any sale, collection or other liquidation of any such collateral by the Collateral Agent or any other First Priority Lien Secured Party, as applicable, and proceeds of any such distribution shall be applied among the First Priority Lien Obligations to the payment in full of the First Priority Lien Obligations on a ratable basis, after payment of all amounts owing to the Collateral Agent, the lenders under the Senior Credit Facilities who have provided an indemnity to the Collateral Agent in a ratable amount based on the aggregate amount of all indemnity provided by such lenders under the Senior Credit Facilities under the Intercreditor Agreement, and the Trustee.

After the receipt of notice of Special Event of Default, all Senior Preferential Payments, other than those payments received pursuant to the next sentence, shall be deposited into the Special Collateral Account. If (1) such Special Event of Default is waived by the lenders under the Senior Credit Facilities and/or the Noteholders, as applicable, (2) the Applicable Authorized Representative or Authorized Representatives have given notice that such Special Event of Default is cured or (3) none of the First Priority Lien Obligations have been accelerated and the Applicable Authorized Representative has not instructed the Collateral Agent to enforce rights in respect of any Collateral or take certain other actions prior to the 180th day following such Special Event of Default, the Collateral Agent thereupon shall return all amounts, together with their pro rata share of interest earned thereon, held in the Special Collateral Account representing payment of any First Priority Lien Obligations to the First Priority Lien Secured Party initially entitled thereto, and no payments thereafter received by a First Priority Lien Secured Party shall constitute a Senior Preferential Payment by reason of such cured or waived Special Event of Default.

The Collateral Agent shall not be required to marshall any present or future security for (including, without limitation, the Collateral), or guaranties of, the First Priority Lien Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person’s rights in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the First Priority Lien Secured Parties will agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the First

Priority Lien Secured Parties’ rights under the Security Documents or under any other instrument evidencing any of the First Priority Lien Obligations or under which any of First Priority Lien Obligations is outstanding or by which any of the First Priority Lien Obligations is secured or guaranteed. During the term of the Intercreditor Agreement, whether or not any bankruptcy proceeding has commenced against the Issuer or any Guarantor, the parties will agree, subject to the provisions of the Intercreditor Agreement, that neither the Issuer nor any Guarantor shall grant or suffer to exist any additional Lien on assets, unless the Issuer or such Guarantor shall grant a Lien on such asset in favor of the Collateral Agent for the benefit of all the First Priority Lien Secured Parties. If, in contravention of the foregoing, the administrative agent under the Senior Credit Facilities, the Trustee or any First Priority Lien Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Priority Lien Obligations, then it must hold such Collateral, proceeds or payment in trust for the other First Priority Lien Secured Parties and promptly transfer such Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the Intercreditor Agreement.

The Collateral Agent may (i) resign at any time upon 30 days’ written notice or (ii) may be removed by written notice at any time, with or without cause, by the holders of a majority of each Series of First Priority Lien Obligations. The resignation or removal of a Collateral Agent shall take effect on the day specified in the applicable written notice (which effective date shall not be less than 30 days after the date of such written notice), unless previously a successor Collateral Agent shall have been appointed and shall have accepted such appointment, in which event such resignation or removal shall take effect immediately upon the acceptance of such appointment by such successor Collateral Agent. If a successor Collateral Agent shall not have been appointed within the 30 day notice period after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then Wilmington Trust Company has agreed to serve as Collateral Agent until a successor Collateral Agent can be appointed.

The First Priority Lien Secured Parties acknowledge that the First Priority Lien Obligations of any Series may, subject to the limitations set forth in the other First Priority Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Intercreditor Agreement defining the relative rights of the First Priority Lien Secured Parties of any Series. The Intercreditor Agreement may also be amended from time to time to add other parties holding Additional First Priority Lien Obligations permitted to be incurred under the Indenture.

Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent with the consent of the Applicable Authorized Representative, provided such amendment or waiver (i) could not be reasonably expected to be material and adverse to the interests of the Noteholders, the lenders under the Senior Credit Facilities or any Additional First Lien Secured Parties as determined by an opinion of counsel to the Company and (ii) shall not treat any First Priority Lien Secured Party in a disproportionate manner; provided, further that, notwithstanding the foregoing, any Security Document may be waived or amended to cure any ambiguity or cure, correct or supplement any defective provision, or take any other action without the consent of the Applicable Authorized Representative so long as such amendment or waiver satisfies conditions (i) and (ii) immediately above.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Notes Obligations, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Release of Collateral

Under the Intercreditor Agreement, unless an Event of Default has occurred and is continuing and the Collateral Agent has received written notice thereof from the Applicable Authorized Representative, the Collateral Agent may, without the approval of the lenders under the Senior Credit Facilities, the Noteholders, the

Authorized Representatives or any other First Priority Lien Secured Party, release (a) any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company and its Affiliates (other than any such sale to another grantor), including, without limitation, the Guarantors, and (b) release any Guarantor that is permitted to be sold or disposed of, or released, in each case pursuant to the Senior Credit Facilities, the Indenture and each agreement governing any additional First Priority Lien Obligations, and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest in such Collateral or release such Guarantor and Guarantees. In determining whether any such release is permitted, the Collateral Agent may rely upon an Officer’s Certificate that the Collateral is permitted to be released under the Senior Credit Facilities and the Indenture or that the Guarantor is permitted to be released under the Senior Credit Facilities and the Indenture, as applicable.

The Issuer and the Guarantors are entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:

(1)	to enable the Issuer and the Guarantors to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “Repurchase at the Option of Holders—Asset Sales”;

(2)	in respect of the property and assets of a Guarantor, upon the designation of such Guarantor to be an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(3)	in respect of the property and assets of a Guarantor, upon the release or discharge of the pledge granted by such Guarantor to secure the obligations under the Senior Credit Facilities or any other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to become a Guarantor with respect to the Notes other than in connection with a release or discharge by or as a result of payment in full in respect of the Senior Credit Facilities or such other Indebtedness; and

(4)	in respect of vehicles, upon the release or discharge of the pledge granted by the Issuer and the Guarantors to secure the obligations under the Senior Credit Facilities.

The Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “Satisfaction and Discharge.”

The Issuer and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	disposing of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts;

•	surrendering or modifying any franchise, license or permit that they may own or under which they may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	disposing of property by any Subsidiary to the Issuer or to a Wholly-Owned Subsidiary that is a Guarantor;

•	disposing of assets with a book value of zero and an immaterial market value to be disposed with no consideration or for non-cash consideration;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “Repurchase at the Option of Holders—Asset Sales”;

•

making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

Beginning with the six-months period ending December 26, 2010, the Issuer must deliver an Officer’s Certificate to the Trustee and the Collateral Agent within 30 calendar days following the end of each such six- month period, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

The Issuer must deliver an opinion of counsel to the Trustee and the Collateral Agent within 30 calendar days following the end of each annual period, beginning on December 31, 2010, to the effect that all actions required to maintain the liens of the Security Documents have been taken.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes will be the Trustee.

The Issuer will also maintain a registrar in respect of the Notes. If the Issuer fails to appoint a registrar the Trustee will act as such. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any Restricted Subsidiary may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer has issued $300.0 million in an aggregate principal amount of original Notes and may issue up to an equivalent principal amount of exchange Notes in this offering. The Notes will mature on February 15, 2017. Subject to compliance with the covenants described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens” the Issuer may issue additional Notes from time to time in the future under the Indenture (“Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued.

Interest will accrue on the Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest will be payable semiannually using a 360-day year comprised of twelve 30-day months to Holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date, on February 15 and August 15 of each year, commencing August 15 , 2010. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

Interest on the Notes will accrue at a rate of 11  3 /4% per annum and be payable in cash.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

Offers to Purchase; Open Market Purchases

The Issuer is not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.”

Optional Redemption

At any time prior to February 15, 2014 the Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

On and after February 15, 2014 the Notes may be redeemed, at the Issuer’s option, in whole or in part, at any time and from time to time at the redemption prices set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Issuer may provide in such notice that the payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. The Notes will be redeemable at the applicable redemption price (expressed as percentages of principal amount of the Notes to be redeemed) plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage
2014	105.875%
2015	102.938%
2016 and thereafter	100.000%

In addition, until February 15, 2013, the Issuer may, at its option, redeem up to 35% of the then outstanding aggregate principal amount of Notes at a redemption price equal to 111.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of

Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are contributed to the Issuer; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering or sale.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by electronic transmission or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the note register with a copy to the Trustee or otherwise in accordance with applicable procedures, with the following information:

(1)	that a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders—Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3)	that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)	that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)	that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)	that the Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in principal amount in excess thereof; and

(8)	the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)	deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1)	the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of;

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to the Issuer or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing, and

(b)	any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 360 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1)	to permanently reduce:

(a)	Obligations constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) (A) to the extent that the terms of First Priority Lien Obligations, other than Senior Credit Facilities Obligations, require that such First Priority Lien Obligations be repaid with the Net Proceeds of the applicable Asset Sale prior to repayment of the Notes Obligations or (B) with respect to the Senior Credit Facilities Obligations, the Issuer and its Restricted Subsidiaries shall be entitled to repay such other First Priority Lien Obligations prior to repaying the Notes Obligations and (y) subject to the foregoing clause (x), if the Issuer or any Guarantor shall so reduce First Priority Lien Obligations, the Issuer shall equally and ratably redeem, purchase and/or offer to purchase Notes as provided under “Optional Redemption,” through open-market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer (and after making such offer complying with the procedures set forth below, the amount of Collateral Excess Proceeds and Excess Proceeds shall be reduced by the amount of Net Proceeds so offered for purchase of Notes)) to all Holders of Notes to purchase a pro rata amount of their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest);

(b)	Indebtedness constituting Pari Passu Indebtedness so long as the Asset Sale proceeds are with respect to non-Collateral (provided that if the Issuer shall so reduce Pari Passu Indebtedness, the Issuer shall equally and ratably redeem, purchase and/or offer to purchase Notes as provided under “Optional Redemption” through open-market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer (and after making such offer complying with the procedures set forth below, the amount of Collateral Excess Proceeds and Excess Proceeds shall be reduced by the amount of Net Proceeds so offered for purchase of Notes)) to all Holders of Notes to purchase a pro rata amount of their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest); and

(c)	Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(2)	to (a) make an Investment in any Person principally engaged in one or more Similar Businesses, provided that such Investment results in such Person becoming a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (b), (c) and (d) either (x) are used or useful in a Similar Business or (y) replace the businesses, properties and/or assets that are the subject of such Asset Sale.

Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Priority Lien Obligations, to the holders of such other First Priority Lien Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Priority Lien Obligations that is a minimum of $2,000 or any integral multiple of $1,000 in excess thereof (in each case in aggregate principal amount) that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such First Priority Lien Obligations provide for the accretion of original issue discount, 100% of the accreted value thereof) plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $10.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate principal amount of Notes and such other First Priority Lien Obligations tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and such other First Priority Lien Obligations surrendered in a Collateral Asset Sale Offer exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and the Issuer or the agent for such other First Priority Lien Obligations will select such other First Priority Lien Obligations to be purchased on a pro rata basis with such adjustments as needed so that no Notes or First Priority Lien Obligations in an unauthorized denomination is purchased in part based on the principal amount of the Notes and such other First Priority Lien Obligations tendered. Upon completion of any such Collateral Asset Sale Offer, the amount of Collateral Excess Proceeds shall be reset at zero.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the third preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu in right of payment with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness provided for the accretion of original issue discount, 100% of the accreted value thereof) plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $10.0 million by sending the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuer or the agent for such Pari Passu Indebtedness will select such other Pari Passu Indebtedness to be purchased on a pro rata basis with such adjustments as needed so that no Notes or Pari Passu Indebtedness in an unauthorized denomination is purchased in part based on the principal amount of the Notes and such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes at any time, the Trustee will select the Notes of such series to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem appropriate.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Suspended Covenants

During any period when the Notes have an Investment Grade Rating from either Rating Agency and no Default has occurred and is continuing under the Indenture (the “Covenant Suspension Period”), the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described above under the caption “Repurchase at the Option of Holders—Asset Sales” and under the following headings:

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,”

•	“—Liens,”

•	Clause (4) of the covenant under “—Merger, Consolidation or Sale of All or Substantially All Assets,”

•	“—Transactions with Affiliates,” and

•	“—Dividend and other Payment Restrictions Affecting Restricted Subsidiaries”

(collectively, the “Suspended Covenants”); provided that if the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding portion of this sentence and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from both

Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the Indenture (each such date of reinstatement being the “Reinstatement Date”). As a result, during any Covenant Suspension Period, the Notes will be entitled to substantially reduced covenant protection. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under “—Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from which the Notes are issued. However, all Restricted Payments made, Indebtedness incurred and other actions effected during any period in which covenants are suspended will not cause a default under the Indenture on any Reinstatement Date.

The Issuer will provide the Trustee with prompt written notice upon the commencement of a Covenant Suspension Period and of the occurrence of a Reinstatement Date. In addition, during any period when the Suspended Covenants are suspended the Issuer will not be permitted to designate or redesignate any of its Subsidiaries pursuant to the definition of “Unrestricted Subsidiary.”

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)	declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer;

(2)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than:

(a)	Indebtedness permitted under clause (7) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the purchase, repurchase or other acquisition of Subordinated Indebtedness of the Issuer and its Restricted Subsidiaries purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)	immediately after giving effect to such transaction on a pro forma basis, the Consolidated Leverage Ratio would be equal to or less than 4.0 to 1.0; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only) and (4) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a)	EBITDA of the Issuer and its Restricted Subsidiaries on a consolidated basis for the period beginning on the first day of the first full fiscal quarter of the Issuer commencing after the Issue

Date, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 2.0 times the Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for the same period; plus

(b)	100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer or a Restricted Subsidiary (without the issuance of additional Equity Interests in such Restricted Subsidiary) since immediately after the Issue Date from the issue or sale of:

(i)	Equity Interests of the Issuer, including Treasury Capital Stock (as defined below); and

(ii)	debt of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (x) Refunding Capital Stock (as defined below), (y) Equity Interests or convertible debt securities sold to the Issuer or a Restricted Subsidiary, as the case may be, or (z) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(c)	100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than by a Restricted Subsidiary); plus

(d)	100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer or a Restricted Subsidiary by means of:

(i)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date; plus

(e)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if such fair market value may exceed $10.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; plus

(f)	$10.0 million.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a)

the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Issuer or any Restricted Subsidiary or Subordinated Indebtedness of the Issuer or any Guarantor, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of, Equity Interest of the Issuer other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of the Refunding Capital Stock;

(3)	the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b)	such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c)	such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d)	such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer held by any future, present or former employee, director or consultant of the Issuer, or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $5.0 million in each calendar year;

(5)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(7)	other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (7) not to exceed $5.0 million; and

(8)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

provided, however, that at the time of, and after giving effect to, any Restricted Payment (i) permitted under clause (7), no Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) permitted under clauses (5) and (7) on a pro forma basis, the Consolidated Leverage Ratio would be equal to or less than 4.0 to 1.0.

As of the Issue Date, all of the Subsidiaries of the Issuer were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, if the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available.

The foregoing limitations will not apply to:

(1)	the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any one time outstanding not to exceed (i) $475.0 million less (ii) the aggregate amount of mandatory prepayments of term loans under Credit Facilities if at the time of and after giving effect to such prepayment the Consolidated Leverage Ratio would be equal to or greater than 4.0 to 1.0;

(2)	the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee, but excluding any Additional Notes);

(3)	Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4)	Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred and outstanding under this clause (4), not to exceed $20.0 million at any time outstanding;

(5)

Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)	Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on the Issue Date) of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7)	Indebtedness of the Issuer to a Restricted Subsidiary or a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that any such Indebtedness owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes, as the case may be; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)	shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (8);

(9)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(10)	obligations in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(11)	the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance:

(a)	any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (4), or

(b)	any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above,

including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B)	to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)	shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor;

(12)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(13)	Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(14) (a)	any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b)

any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such Restricted Subsidiary shall comply with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries;” and

(15)	Indebtedness created due to a change in generally accepted accounting principles of the United States, as applied to the Issuer and the Restricted Subsidiaries, or international financial reporting standards, should such standards become applicable to the Issuer and the Restricted Subsidiaries.

For purposes of determining compliance with this covenant:

(1)	in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2)	at the time of incurrence or reclassification, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be. The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

The foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (b) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), at the time of incurrence of such Obligations and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 5.0 to 1.0; provided that, (i) with respect to Liens securing First Priority Lien Obligations incurred pursuant to subclause (a) above or this subclause (b), the Notes are also secured by the assets subject to such Liens with the priority and subject to intercreditor arrangements, in each case, no less favorable to the Holders of the Notes than those set forth in the Intercreditor Agreement and (ii) with respect to Liens securing Obligations incurred pursuant to subclause (a) above or this subclause (b) that are junior to the Liens securing the Notes, the Notes are secured by the assets subject to such Liens on a first-priority basis and subject to an intercreditor agreement customary for intercreditor arrangements between first-priority and second-priority lenders.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), and may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)	the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2)	the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture, Notes and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a)	the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) (i)	the Consolidated Leverage Ratio would be equal to or less than such Ratio immediately prior to such transaction;

(5)	each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Security Documents; and

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture, the Notes and the Security Documents.

The Successor Company will succeed to, and be substituted for the Issuer under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4),

(1)	the Issuer or a Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor; and

(2)	the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)	such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2)	the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture, such Guarantor’s related Guarantee and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists; and

(4)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture, such Guarantor’s Guarantee and the Security Documents. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)	the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1)	transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3)	the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

(4)	transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5)	any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(6)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(7)	the issuance of Equity Interests (other than Disqualified Stock) by the Issuer or a Restricted Subsidiary; and

(8)	payments or loans (or cancellation of loans) to employees or consultants of the Issuer or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of the Issuer in good faith.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a)	pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b)	pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)	contractual encumbrances or restrictions pursuant to the Senior Credit Facilities and the related documentation and contractual encumbrances or restrictions in effect on the Issue Date;

(b)	the Indenture and the Notes;

(c)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)	applicable law or any applicable rule, regulation or order;

(e)	any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f)	contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Issuer or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g)	Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)	customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(j)	customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business; and

(k)	any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit (1) any Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Issuer to guarantee the payment of any Indebtedness of the Issuer or any Guarantor or (2) any Restricted Subsidiary, other than a Guarantor, to guarantee the payment of any Indebtedness represented by securities of the Issuer or any Guarantor unless in the case of either (1) or (2):

(a)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary and a joinder to the Security

Documents or new Security Documents and takes all actions required by the Security Documents to perfect the Liens created thereunder, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee; and

(b)	such Restricted Subsidiary shall within 30 days deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel reasonably satisfactory to the Trustee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC’s rules and regulations and (a) furnish (without exhibits) to the Trustee and (b) unless already publicly available through the SEC’s EDGAR filing system, the Issuer will (i) furnish (without exhibits) to the Trustee for delivery to the Holders of Notes and (ii) post on its Web site or otherwise make available to prospective purchasers of Notes:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

If as of the end of any such quarterly or annual period the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the Issuer shall deliver (promptly after such SEC filing referred to in the preceding paragraph) to the Trustee for delivery to the Holders of Notes quarterly and annual financial information required by the preceding paragraph as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s discussion and analysis of financial condition and results of operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

The Issuers and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuers will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1)	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)	failure by the Issuer or any Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture, the Security Documents or the Notes;

(4)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)	such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)	the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $15.0 million or more at any one time outstanding;

(5)	failure by the Issuer or any Significant Party to pay final non-appealable judgments aggregating in excess of $15.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding have been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)	a court having jurisdiction in the premises enters a decree or order for:

(A)	relief in respect of the Issuer or any Significant Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B)	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Party or for all or substantially all of the property and assets of the Issuer or any Significant Party; or

(C)	the winding up or liquidation of the affairs of the Issuer or any Significant Party;

and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(7)	the Issuer or any Significant Party

(A)	commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B)	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Party or for all or substantially all of the property and assets of the Issuer or any Significant Party; or

(C)	effects any general assignment for the benefit of creditors;

(8)	the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(9)	with respect to any Collateral having a fair market value in excess of $25.0 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the Intercreditor Agreement, except to the extent that any lack of perfection or priority results from any act or omission by the collateral agent (so long as such act or omission does not result from the breach or non-compliance by the Issuer or any Guarantor with the Indenture or the Security Documents), (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than of a type specified in clauses (6) or (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (6) or (7) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)	holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)	Holders of the Notes have offered the Trustee satisfactory security or indemnity against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 30 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount at maturity of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 30-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)	the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)	the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)	the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)	since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6)	the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1)	all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)

(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest at such redemption date;

(b)	no default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c)	the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, the Notes, the Intercreditor Agreement or any Security Document may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture sprovide that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5)	make any Note payable in money other than that stated therein;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)	make any change in these amendment and waiver provisions;

(8)	impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)	make any change to the ranking in right of payment of the Notes that would adversely affect the Holders; or

(10)	except as expressly permitted by the Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least two-thirds in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys in any manner, in each case, that would subordinate the Lien of the Collateral Agent to the Liens securing any other Obligations (other than as contemplated under clause (12) of the immediately succeeding paragraph) or otherwise release all or substantially all of the Collateral, in each case other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreement.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee, the Indenture, the Intercreditor Agreement or the Security Documents to which it is a party) and the Trustee or Collateral Agent may amend or supplement the Indenture or any Guarantee, Note, Security Document or the Intercreditor Agreement without the consent of any Holder;

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3)	to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture, the Notes, the Guarantee, the Security Documents or the Intercreditor Agreement of any such Holder;

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)	to add a Guarantor under the Indenture, the Security Documents or the Intercreditor Agreement;

(10)	to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(11)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)	to add or release Collateral from, or subordinate, the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents, the Indenture or the Intercreditor Agreement;

(13)	to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Agent for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, on any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or on which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise; and

(14)	to add Additional First Lien Secured Parties to any Security Documents or the Intercreditor Agreement.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with the Issuer and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Accession” means all right, title and interest of a Person (in each case whether now or hereafter existing, owned, arising or acquired) in and to an accession (as defined in the UCC) and (whether or not included in that definition), a good that is physically united with another good in such manner that the identity of the original good is not lost.

“Account” means all right, title and interest of a Person (in each case whether now or hereafter existing owned arising or acquired) in and to an account (as defined in the UCC), and (whether or not included in such definition), a right to payment of monetary obligation, whether or not earned by performance for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, and for service rendered or to be rendered, and all right, title and interest in any returned property, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation, and resales and all related Liens whether voluntary or involuntary.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Secured Party” means the holders of any Additional First Priority Lien Obligations, including the Holders, and any Authorized Representative with respect thereto.

“Additional First Priority Lien Obligations” means any Obligations that are incurred after the Issue Date in accordance with the Indenture and secured by all or any part of the Collateral on a first-priority basis as permitted by the Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, with respect to any Collateral, (i) until the earlier of (x) the Discharge of Senior Credit Facilities Obligations and (y) the First Non-Controlling Authorized Representative Enforcement Date, the administrative agent and/or collateral agent under the Senior Credit Facilities and (ii) thereafter, the Authorized Representative that was the Major Non-Controlling Authorized Representative on the date described in clause (i) shall be the Applicable Authorized Representative for the period until the earlier of (x) the date of prepayment in full in cash of the Series of First Priority Lien Obligations represented by such Authorized Representative and (y) the next following Non-Controlling Authorized Representative Enforcement Date.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a)	1.0% of the principal amount of such Note on such Redemption Date; and

(b)	the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at February 15, 2014 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (B) all required interest payments due on such Note through February 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such Note on such Redemption Date.

“As-Extracted Collateral” means all right, title, and interest of a Person (in each case whether now or hereafter existing, owned, arising or acquired) in and to as-extracted collateral (as defined in the UCC), and (whether or not included in that definition), (a) oil, gas, or other minerals that are subject to security interest that is (i) created by such Person before extraction and (ii) attaches to the minerals as extracted, or (b) Accounts arising out of the sale at the wellhead or minehead of oil, gas, or other minerals in which such Person had an interest before extraction.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)	the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a)	any disposition of obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets”;

(c)	the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets or issuance or sale of Equity Interests of a Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

(e)	any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f)	the sale, lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(g)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)	foreclosures on assets;

(i)	any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(j)	sales of accounts receivable in connection with the collection or compromise thereof;

(k)	transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such net cash proceeds are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales”;

(l)	the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer or a Restricted Subsidiary are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; and

(m)	voluntary terminations of Hedging Obligations.

“Authorized Representative” means (i) in the case of any Senior Credit Facilities Obligations or the Senior Credit Facilities Secured Parties, the administrative agent and/or collateral agent under the Senior Credit Facilities, (ii) in the case of the Notes Obligations or the Holders, the Trustee and (iii) in the case of any Series of Additional First Priority Lien Obligations or Additional First Lien Secured Parties that become subject to the Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)	United States dollars;

(2) (a)	euro, or any national currency of any participating member state of the EMU; or

(b)	in the case of the Issuer or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)	securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million;

(5)	repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof;

(8)	investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above and (9) below; and

(9)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)	the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) but excluding any Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of Voting Stock of the Issuer or any of its direct or indirect parent companies enabling such Person or group to elect a majority of the board of directors of the Issuer or any of its direct or indirect parent companies; provided that notwithstanding the foregoing no Person or group shall be deemed to “beneficially own” any security it has a right to acquire to the extent the exercise of such right is prohibited by law or the rules and regulations of the Federal Communications Commission or is subject to the Federal Communications Commission’s approval.

“Chattel Paper” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to chattel paper (as defined in the UCC), and (whether or not included in such definition), a record or records that evidence both a monetary obligation and a security interest in specific Goods, a security interest in specific Goods and Software used in the Goods, or a lease of specific Goods.

“Collateral” means the collateral securing the Notes and the Guarantees, as described under the caption “—Security.”

“Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent for First Priority Lien Secured Parties, together with its successors and permitted assigns in such capacity under the Intercreditor Agreement.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Commercial Tort Claim” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commercial tort claim (as defined in the UCC), and (whether or not included in such definition), all claims arising in tort with respect to which the claimant (a) is an organization, or (b) an individual and the claim (i) arose in the course of the claimant’s business or profession, and (ii) does not include damages arising out of personal injury to or the death of an individual.

“Commodity Account” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity account (as defined in the UCC), and (whether or not included in such definition), an account maintained by a commodity intermediary in which a Commodity Contract is carried for such Person.

“Commodity Contract” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity futures contract, an option on a commodity futures contract, a commodity option, or any other contract if the contract or option is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws, or (b) traded on a foreign commodity board of trade, exchange, or market, and is carried on the books of a commodity intermediary for such Person.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries, plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Issuer and the Restricted Subsidiaries and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, after taxes, for such period, as determined in accordance with GAAP, adjusted, to the extent included in calculating such Net Income, by excluding, without duplication:

(i)	all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii)	gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iii)	the net income (loss) from any operations disposed of or discontinued and any net gains or losses on such disposition or discontinuance, on an after-tax basis; and

(iv)	any gain or loss realized as a result of an insurance recovery.

“Consolidated Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Secured Indebtedness of the Issuer and its Restricted Subsidiaries on such date to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Debt Ratio is made (the “Consolidated Secured Debt Ratio Calculation Date”), then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Debt Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Debt Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

“Consolidated Secured Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Secured Indebtedness of the Issuer and its Restricted Subsidiaries, plus (2) if secured by a Lien, the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Issuer and the Restricted Subsidiaries and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Controlling Secured Parties” means, with respect to any Collateral, the holders of the Series of First Priority Lien Obligations whose Authorized Representative is the Applicable Authorized Representative for such Collateral.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Account” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a deposit account (as defined in the UCC), and (whether or not included in such definition), a demand, time, savings, passbook, or similar account maintained at a bank (as defined in the UCC).

“Discharge of Senior Credit Facilities Obligations” means, with respect to any Collateral, the date on which the Senior Credit Facilities Obligations are no longer secured by such Collateral; provided that the Discharge of Senior Credit Facilities Obligations shall not be deemed to have occurred in connection with a refinancing, refunding, replacement, renewal, extension, restatement, amendment, supplement or modification of such Senior Credit Facilities Obligations with additional First Priority Lien Obligations secured by such Collateral under an agreement relating to additional First Priority Lien Obligations which has been designated in writing by the administrative agent under the Senior Credit Facilities so refinanced, refunded, replaced, renewed, extended, restated, amended, supplemented or modified to the Collateral Agent and each other Authorized Representative as the “Senior Credit Facilities” or similar term for purposes of the Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding.

“Document” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a document (as defined in the UCC), and (whether or not included in such definition), a document of title, bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of Goods.

“EBITDA” means, for any period, for any Person and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Person and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) all film amortization cash charges, less any film cash payments, (v) other non-recurring expenses of the Person and its Restricted Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (vi) actual one- time cash employment severance costs paid during such period, provided that, the aggregate amount of all such cash employment severance costs from the Issue Date through the end of such period does not exceed $15.0 million, (vii) cash receipts in respect of non-cash increases deducted from EBITDA previously during such period, (viii) actual shut-down expenses paid during such period, provided that, the aggregate amount of all such actual shut-down expenses paid from the Issue Date through the end of such period does not exceed $10.0 million, (ix) actual costs paid for (or reimbursements with respect to), any appraisals required pursuant to the Senior Credit Facilities from time to time, and (x) actual reimbursement payments paid by the Issuer with respect to any advisor engaged on behalf of the administrative agent under the Senior Credit Facilities, minus the sum of (b) the following to the extent included in calculating such Consolidated Net Income: (i) any benefit for Federal, state, local and foreign income taxes payable with respect to the Person and its Restricted Subsidiaries for such period, plus (ii) all non-cash items increasing Consolidated Net Income for such period, plus (iii) cash payments made with respect to non-cash charges added back previously during such period if otherwise excluded; provided that for the purposes of determination of the Consolidated Leverage Ratio or the Consolidated Secured Debt Ratio, EBITDA shall be determined as if any Restricted Subsidiary that has become or ceased to be a Restricted Subsidiary during the fiscal quarter then ending or the immediately preceding three fiscal quarters, was (or, in the case of a Restricted Subsidiary that has ceased to be a Restricted Subsidiary, was not) a Restricted Subsidiary at all times during such period.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equipment” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to equipment (as defined in the UCC), and (whether or not included in such definition), all Goods other than Inventory or consumer goods, and all improvements, accessions, or appurtenances thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or of a direct or indirect parent of the Issuer (excluding Disqualified Stock), other than:

(1)	public offerings with respect to any such Person’s common stock registered on Form S-8; and

(2)	issuances to the Issuer or any Subsidiary of the Issuer.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the notes to be issued in exchange for Original Notes.

“Financial Asset” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a financial asset (as defined in the UCC), and (whether or not included in such definition), (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment, or (c) any property that is held by a securities intermediary for another Person in a Securities Account if the securities intermediary has expressly agreed with the other Person that the property is to be treated as a financial asset under Article 8 of the UCC, as the context requires, “Financial Asset” means either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security, or a Security Entitlement.

“First Priority Lien Documents” means the credit, guarantee and security documents governing the First Priority Lien Obligations, including, without limitation, the Indenture, the Security Documents, the Credit Agreement and related security documents.

“First Priority Lien Obligations” means, collectively, (a) all Senior Credit Facilities Obligations, (b) the Notes Obligations and (c) any Series of Additional First Priority Lien Obligations.

“First Priority Lien Secured Parties” means (a) the “Secured Parties” (or similar term), as defined in the Senior Credit Facilities, (b) the Trustee and the holders of Notes and (c) the authorized representative and any other holders of any Series of Additional First Priority Lien Obligations.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“General Intangible” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a general intangible (as defined in the UCC), and (whether or not included in such definition), all personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, money, and oil, gas or other minerals before extraction.

“Goods” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to goods (as defined in the UCC), and (whether or not included in such definition), all things that are movable when a security interest attaches.

“Government Securities” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means, each Person that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)	representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) liabilities accrued in the ordinary course of business; or

(d)	representing any Hedging Obligations; provided that the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Banc of America Securities LLC, SunTrust Robinson Humphrey, Inc., RBS Securities Inc., Scotia Capital (USA) Inc., Daiwa Securities America Inc., Mizuho Securities USA Inc. and Morgan Keegan & Company, Inc.

“Instrument” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an instrument (as defined in the UCC), and (whether or not included in such definition), a negotiable instrument or any other writings that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

“Insurance” means all insurance policies for which a Person is the owner, an insured, an additional insured, a beneficiary or loss payee, including any policy covering any or all of the Collateral (regardless of whether a secured party is the loss payee or an additional insured thereof).

“Intellectual Property” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to all intellectual and similar property of every kind and nature, including inventions, designs, patents, copyrights, Licenses, trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, Software and databases and all embodiments or fixations thereof and related documentation, registrations and franchise, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement among the Issuer, the other grantors party thereto, Bank of America, N.A. as collateral agent for the first-lien secured parties and as authorized representative for the credit agreement secured parties, the Trustee, as the initial additional authorized representative, and each additional authorized representative from time to time party thereto, dated as of the Issue Date as the same may be amended, amended and restated, modified, renewed or replaced from time to time.

“Inventory” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to inventory (as defined in the UCC), and (whether or not included in such definition), Goods that (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business, including packaging materials, scrap material, manufacturing supplies and spare parts, and all such Goods that have been returned to or repossessed by or on behalf of such Person.

“Investment Property” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to investment property (as defined in the UCC), and (whether or not included in such definition), Security (whether certificated or uncertificated), a Commodity Contract, a Commodity Account, a Security Entitlement and Securities Account.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investments” shall include the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issue Date” means February 12, 2010.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Letter of Credit” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter of credit (as defined in the UCC).

“Letter-of-Credit Right” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter-of-credit right (as defined in the UCC), and (whether or not included in such definition), (a) a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, and (b) the right of a beneficiary to demand payment or performance under a letter of credit.

“License” means any patent license, trademark license, copyright license, or other similar license or sublicense.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Local Marketing Agreement” means a local marketing arrangement, time brokerage agreement, management agreement or similar arrangement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time during more than 15% of the air time of a television broadcast station licensed to another person.

“Major Non-Controlling Authorized Representative” means, on any date, the Authorized Representative of the Series of First Priority Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Priority Lien Obligations, other than the First Priority Lien Obligations then held by the controlling Secured Parties.

“Money” means “money” as defined in the UCC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction (or in the case of Asset Sales of Collateral, which Indebtedness (other than Subordinated Indebtedness) shall be secured by a Lien on such Collateral that has priority over the Lien securing the Notes Obligations) and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Controlling Authorized Representative Enforcement Date” means on any date with respect to the then Major Non-Controlling Authorized Representative, the date that is 90 days (provided, however, that throughout the entire 90-day period ending on such 90th day such Authorized Representative shall have remained the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the governing agreement for the then Non-Controlling First Priority Lien Obligations, and (b) the other Authorized Representatives’ receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the governing agreement for the then Non-Controlling First Priority Lien Obligations, has occurred and is continuing and (ii) the Non-Controlling First Priority Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the governing agreement for the then Non-Controlling First Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral at any time the then Applicable Authorized Representative or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to the Collateral.

“Non-Controlling Secured Parties” means, on any date, the Senior Secured Parties that are then represented by the Major Non-Controlling Authorized Representative.

“Non-Controlling First Priority Lien Obligations” means, on any date, the Series of First Priority Lien Obligations then held by the Non-Controlling Secured Parties.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture and the Security Documents, including for the avoidance of doubt, Obligations in respect of guarantees thereof.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or the general counsel of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Original Notes” means the 11 3/4% Senior Secured Notes issued February 12, 2010.

“Payment Intangible” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a payment intangible (as defined in the UCC), and (whether or not included in such definition), a General Intangible under which the account debtor’s principal obligation is a monetary obligation.

“Permit” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any governmental authority.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Holder” means (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or (ii) the descendents of D. Tennant Bryan and their respective estates, lineal descendants, adoptive children, heirs, executors, personal representatives, administrators and trusts for any of their benefit or the benefit of their respective spouses, estates, lineal descendants, adoptive children or heirs.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any of its Restricted Subsidiaries;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)	any Investment in securities or other assets received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6)	any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a)	in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b)	as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)	Hedging Obligations permitted under clause (9) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)	Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(9)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(10)

additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding not to exceed (i) $10.0 million or

(ii) if after giving effect to such Investments on a pro forma basis the Consolidated Leverage Ratio would be equal to or less than 5.5 to 1.0, $20.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11)	advances to, or guarantees of Indebtedness of, directors, employees, officers and consultants not in excess of $1.0 million outstanding at any one time, in the aggregate;

(12)	loans and advances to officers, directors and employees for moving expenses and other similar expenses, in each case incurred in the ordinary course of business or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(13)	Investments in the ordinary course of business consisting of endorsements for collection or deposit; and

(14)	Investments by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to a Local Marketing Agreement or similar arrangement relating to a station owned or licensed by such Person.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)	Liens in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Obligations under Indebtedness permitted to be incurred pursuant to clause (2) or (4) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (4) are solely on the assets financed, purchased, constructed, improved, acquired or assets of the acquired entity, as the case may be;

(7)	Liens existing on the Issue Date (other than Liens securing the Credit Facilities);

(8)	Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9)	Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10)	Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(11)	Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)	leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(13)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14)	Liens in favor of the Issuer or any Guarantor;

(15)	Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which equipment is located;

(16)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted to be incurred pursuant to “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	other Liens securing obligations which do not exceed $20.0 million at any one time outstanding;

(19)	Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(21)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(22)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(23)	Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Debt” means all indebtedness owed to any Person, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Proceeds” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to proceeds (as defined in the UCC), and (whether or not included in such definition), (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral, (b) whatever is collected on, or distributed on account of, the Collateral, (c) rights arising out of the Collateral, (d) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement or rights in, or damage to the Collateral, (e) proceeds of insurance, including insurance payable by reasons of the loss or nonconformity of, defects or infringement or rights in, or damage to the Collateral, (f) proceeds derived from or in connection with the sale, transfer or other disposition of any Federal Communications Commission license, and (g) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Property” means (i) all right, title and interest, including without limitation all fee and leasehold interests of the Issuer or any Guarantor, in any and all parcels of real property, together with all improvements, fixtures, easements, hereditaments and appurtenances relating thereto and all leases, rents, royalties and other income, issues or profits derived therefrom or relating thereto and (ii) all present and future accessions appurtenances, components, repairs, repair parts, spare parts, replacements, alterations, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Account” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account to which Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security” means all right title and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any obligations of an issuer or any shares participations or other interests in an issuer or in property or an enterprise of an issuer which are (a) represented by certificate representing security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of class or series or by its terms is divisible into class or series of shares, participations, interests or obligations, and (c)(i) are, or are of type, dealt with or traded on securities exchanges or securities markets or (ii) are medium for investment and by their terms expressly provide that they are security governed by Article 8 of the UCC.

“Security Documents” means, collectively, the security agreements relating to the Collateral and the mortgages and instruments (which agreements, mortgages and instruments may be in the form of amendments or amendments and restatements of the existing agreement, mortgages and instruments securing the Senior Credit Facilities) delivered, filed and/or recorded in appropriate jurisdictions to create, preserve and protect the Liens on the Collateral in favor of the Collateral Agent for the benefit of the Trustee, the Holders of the Notes securing the Note Obligations (including, without limitation, financing statements under the UCC of the relevant states), each as in effect on the Issue Date, or if entered into after the Issue Date, as in effect on such later date, and as amended, amended and restated, modified, renewed or replaced from time to time.

“Security Entitlement” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to the rights and property interests as and of an Entitlement Holder with respect to a Financial Asset.

“Senior Credit Facilities” means the Credit Facility under the Second Amended and Restated Credit Agreement by and among the Issuer, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A. as Administrative Agent, including any guarantees, cash management agreements, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Credit Facilities Obligations” means Obligations in respect of the Senior Credit Facilities, including, for the avoidance of doubt, Obligations in respect of guarantees thereof and Hedging Obligations and cash management agreements subject to guarantee and security agreements entered into in connection with the Senior Credit Facilities.

“Senior Indebtedness” means:

(1)	all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)	all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3)	any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4)	all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

(a)	any obligation of such Person to the Issuer or any of its Subsidiaries;

(b)	any liability for federal, state, local or other taxes owed or owing by such Person;

(c)	any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Credit Facilities shall not be excluded pursuant to this clause (c);

(d)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e)	that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Preferential Payment” means any payments (other than the payment of interest on the First Priority Lien Secured Obligations by Issuer or any guarantee pursuant to the terms of the Senior Credit Facilities and the Indenture), property constituting Collateral or proceeds of the Collateral, from the Issuer, any Guarantor or any other source with respect to the First Priority Lien Secured Obligations (including, without limitation, any payments from Guarantors or from the exercise of any setoff) which are received by a First Priority Lien Secured Party after the occurrence of a Special Event of Default, subject to certain exceptions; provided that such Senior Secured Party has actual knowledge of the occurrence of a Special Event of Default.

“Series” means (a) with respect to the First Priority Lien Secured Parties, each of (i) the “Secured Parties” (or similar term), as defined in the Senior Credit Facilities (in their capacities as such), (ii) the Holders and the Trustee (each in their capacity as such) and (iii) each other group of Additional First Lien Secured Parties that become subject to the Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Priority Lien Obligations, each of (i) the Senior Credit Facilities Obligations, (ii) the Notes Obligations and

(iii) the Additional First Priority Lien Obligations incurred pursuant to any applicable common agreement, which pursuant to any joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations).

“Significant Party” means any Restricted Subsidiary that would be, or any group of Restricted Subsidiaries that taken together would constitute, a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Software” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to software (as defined in the UCC), and (whether or not included in such definition), a computer program (including both source and object code) and any supporting information provided in connection with a transaction relating to the program.

“Special Event of Default” means (a) the commencement of a bankruptcy proceeding with respect to the Issuer or any Guarantor, (b) any other Event of Default which has not been waived or cured within 90 days after the occurrence thereof or (c) the exercise of any remedies, including, without limitation, the acceleration of the loans under the Senior Credit Facilities, or the exercise of any remedies under the Indenture or any agreement governing any Additional First Priority Lien Obligations, including, without limitation, the acceleration of the Notes under the Indenture or the acceleration of any Series of Additional First Priority Lien Obligations.

“Subordinated Indebtedness” means:

(1)	any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

(2)	any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)	any partnership, joint venture, limited liability company or similar entity of which

(x)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Supporting Obligations” means all right, title, and interest of any Person (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a supporting obligation (as defined in the UCC), and whether or not included in such definition, a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2014; provided, however, that if the period from the Redemption Date to February 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“UCC” means Chapters 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York or, where applicable as to specific items or types of Collateral any other relevant state.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that

(1)	any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2)	such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3)	each of:

(a)	the Subsidiary to be so designated; and

(b)	its Subsidiaries

has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)	the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2)	the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)	the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

The Company will initially issue the Exchange Notes in the form of one or more global notes. Each global note will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as described below, a global note may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in any global note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC.

DTC has advised the Company as follows:

•	it is a limited-purpose trust company organized under the laws of the State of New York,

•	it is a member of the Federal Reserve System,

•	is a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	it is “a clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with it (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, which may include, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and FINRA. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

The Company expects that, pursuant to procedures established by DTC, upon the deposit of a global note with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by the global note to the accounts of participants. Ownership of beneficial interests in the global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, with respect to participants’ interests, or by DTC’s direct and indirect participants, with respect to the owners of beneficial interests in the global note other than participants. The laws of some jurisdictions may require that purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.

So long as DTC, or its nominee, is the registered holder and owner of the global note, DTC or its nominee, as the case may be, will be considered the sole legal owner and holder of any notes evidenced by the global note for all purposes of the notes and the Indenture. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Except as set forth below, as an owner of a beneficial interest in the global note, you will not be entitled to have the notes represented by the global note registered in your name, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered to be the owner or holder of any notes under the global note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take the action, and the participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through those participants and indirect participants.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the security documents. Beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners, or in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

The Company will make payments of principal of, premium, if any, and interest on notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

The Company expects that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. The Company also expects that payments by participants or indirect participants to owners of beneficial interests in the global note held through direct and indirect participants will be governed by standing instructions and customary practices and will be the responsibility of the participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note for any note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or for any other aspect of the relationship between DTC and its direct or indirect participants or the relationship between those participants and the owners of beneficial interests in the global note owning through those participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered as described under “Description of Exchange Notes.” Neither the Trustee nor the Company will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE

The following discusses material U.S. federal income tax considerations relating to the exchange of original notes for exchange notes in the exchange offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), original and proposed Treasury Regulations, revenue rulings, administrative interpretations and judicial decisions now in effect, all of which are subject to change possibly with retroactive effect. Except as specifically set forth herein, this discussion deals only with notes held as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to address all U.S. federal income tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special tax rules, such as banks, insurance companies or other financial institutions, dealers in securities or foreign currencies, tax-exempt investors, holders subject to the U.S. federal alternative minimum tax, or persons holding the notes as part of a hedging transaction, straddle, conversion transaction, or other integrated transaction.

In the opinion of McGuireWoods LLP, the exchange of the original notes for the Exchange Notes in the exchange offer will not constitute a taxable event or exchange for U.S. federal income tax purposes, and thus will have no U.S. federal income tax consequences to holders of original notes. Each exchange notes received pursuant to the exchange offer will instead be treated as a continuation of the original note for which it is exchanged. As such, there will be no change in a holder’s adjusted tax basis in the exchange notes, and the holder’s holding period in the exchange notes will be the same as that applicable to the original notes. In addition, the U.S. federal income tax consequences of holding and disposing of the exchange notes will be the same as those applicable to the original notes.

Notwithstanding the foregoing, we have not sought and we do not expect to seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion. As such, there can be no assurance that the IRS will agree with such statements and conclusions. Thus, all persons that exchange original notes for exchange notes in the exchange offer are encouraged to consult their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

The preceding discussion of material U.S. federal income tax considerations is not tax advice. In light of each prospective investors’ particular circumstances, each prospective investor is encouraged to consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of exchanging original notes for, holding and disposing of exchange notes, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with the resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business on the first anniversary of the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until September     , 2010 (90 days after the date of delivery of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the performance of our obligations in connection with the Exchange Offer. We will indemnify the holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the notes have been passed upon for us and the Guarantors by McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219.

EXPERTS

The consolidated financial statements appearing in our Annual Report (Form 10-K/A) for the fiscal year ended December 27, 2009, (including the schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 27, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. In addition, the consolidated financial statements for SP Newsprint Co. and Subsidiaries (a former unconsolidated affiliate of ours) for the fiscal year ended December 30, 2007, have been audited by Ernst & Young LLP and are incorporated by reference into the aforementioned Form 10-K. These financial statements and the related financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell any securities and is not soliciting an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Until September     , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$300,000,000

MEDIA GENERAL, INC.

Exchange Offer of

$300,000,000 of our 11 3/4% Senior Secured Notes due 2017

June     , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Bylaws of Media General, Inc. (“Media General”), the liability of directors and officers to Media General or its shareholders is eliminated to the fullest extent permitted by Virginia law. Under Virginia law, the liability of a director or officer cannot be limited or eliminated if the director or officer engages in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

The Articles of Incorporation of Media General (the “Media General Articles”) require it to indemnify any director or officer who was or is a party to any proceeding, including a proceeding brought by a stockholder in the right of the company or brought by or on behalf of stockholders of the company, by reason of his or her being or having been a director or officer, against any liability incurred by him or her in connection with such proceeding, except to the extent such liability is a result of his willful misconduct or knowing violation of the criminal law. The indemnification provisions also require Media General to pay reasonable expenses incurred by a director or officer of Media General in a proceeding in advance of the final disposition of any such proceeding, provided that the director or officer furnish the company (i) a written statement of his or her good faith that he or she has meet the requisite standard of conduct and (ii) a written undertaking to repay Media General if it is ultimately determined he or she was not entitled to indemnification.

The rights of indemnification provided in the Media General Articles are not exclusive of any other rights to which the directors or officers may be entitled according to law.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX TO EXHIBITS

Number	Description

3(i)	Articles of Incorporation of Media General, Inc., amended and restated as of May 28, 2004, incorporated by reference to Exhibit 3(i) of Form 10-Q for the fiscal period ended June 27, 2004.

3(ii)	Bylaws of Media General, Inc., amended and restated as of February 24, 2009, incorporated by reference to Exhibit 3 (ii) of Form 10-K for the fiscal year ended December 28, 2008.

4.1	Indenture, dated as of February 12, 2010, among Media General, Inc., the guarantors party hereto and The Bank of New York Mellon, as Trustee (the “Trustee”). The Form of the 11 3/4% Senior Secured Notes due 2017 is included as Exhibit A to the Indenture, which is incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 12, 2010.

5.1	Opinion of McGuireWoods LLP*

8.1	Tax Opinion of McGuireWoods LLP (filed herewith).

10.1	Registration Rights Agreement, dated as of February 12, 2010, among the Company, the guarantors named herein as issuers, and Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc. for themselves and as Representatives of the Initial Purchasers incorporated by reference to Exhibit 10.3 of Form 8-K filed on February 12, 2010.

12.1	Statement setting forth Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of McGuireWoods LLP* (included in Exhibit 5.1)

24	Power of Attorney*

25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to Registered Holders and DTC Participants*

99.4	Form of Letter to Clients*

99.5	Form of Exchange Agent Agreement*

*	Previously filed.

ITEM 22.	UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes:

1. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

2. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

MEDIA GENERAL, INC.

By:	/s/ Marshall N. Morton
Marshall N. Morton
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

*	Chairman	June 14, 2010
J. Stewart Bryan III

/s/ Marshall N. Morton	President, Chief Executive Officer and Director	June 14, 2010
Marshall N. Morton

*	Executive Vice President, Chief Operating Officer and Director	June 14, 2010
O. Reid Ashe, Jr.

*	Vice President—Finance and Chief Financial Officer	June 14, 2010
John A. Schauss

*	Vice President and Chief Accounting Officer	June 14, 2010
Stephen Y. Dickinson

*	Director	June 14, 2010
Scott D. Anthony

*	Director	June 14, 2010
Diana F. Cantor

*	Director	June 14, 2010
Dennis J. FitzSimons

Signature	Title	Date

* Thompson L. Rankin	Director	June 14, 2010

*	Director	June 14, 2010
Rodney A. Smolla

*	Director	June 14, 2010
Carl S. Thigpen

Director
Walter E. Williams

*	Director	June 14, 2010
Coleman Wortham III

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

MEDIA GENERAL COMMUNICATIONS, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 14, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 14, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 14, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

MEDIA GENERAL OPERATIONS, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 14, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 14, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 14, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

BIRMINGHAM BROADCASTING CO., INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON	President and Sole Director	June 14, 2010
Marshall N. Morton

*	Treasurer (Principal Financial Officer)	June 14, 2010
John A. Schauss

*	Vice President and Chief Accounting Officer	June 14, 2010
Stephen Y. Dickinson

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

BIRMINGHAM BROADCASTING (WVTM-TV), LLC

By:	Media General Operations, Inc., its Member

	By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 14, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 14, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 14, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14 th day of June, 2010.

BLOCKDOT, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 14, 2010

* John A. Schauss	Vice President and Treasurer (Principal Financial Officer)	June 14, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 14, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14 th day of June, 2010.

DEALTAKER, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 14, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 14, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 14, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

MEDIA GENERAL COMMUNICATIONS HOLDINGS, LLC

By:	Media General Operations, Inc., its Member

	By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON	President and Sole Director	June 14, 2010
Marshall N. Morton

*	Treasurer (Principal Financial Officer)	June 14, 2010
John A. Schauss

*	Vice President and Chief Accounting Officer	June 14, 2010
Stephen Y. Dickinson

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

NES II, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON	President and Sole Director	June 14, 2010
Marshall N. Morton

*	Treasurer (Principal Financial Officer)	June 14, 2010
John A. Schauss

*	Vice President and Chief Accounting Officer	June 14, 2010
Stephen Y. Dickinson

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 14, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 14, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 14, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 14th day of June, 2010.

VIRGINIA PAPER MANUFACTURING CORP.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 14, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 14, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 14, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

INDEX TO EXHIBITS

3(i)	Articles of Incorporation of Media General, Inc., amended and restated as of May 28, 2004, incorporated by reference to Exhibit 3(i) of Form 10-Q for the fiscal period ended June 27, 2004.

3(ii)	Bylaws of Media General, Inc., amended and restated as of February 24, 2009, incorporated by reference to Exhibit 3 (ii) of Form 10-K for the fiscal year ended December 28, 2008.

4.1	Indenture, dated as of February 12, 2010, among Media General, Inc., the guarantors party hereto and The Bank of New York Mellon, as Trustee (the “Trustee”). The Form of the 11 3/4% Senior Secured Notes due 2017 is included as Exhibit A to the Indenture, which is incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 12, 2010.

5.1	Opinion of McGuireWoods LLP *

8.1	Tax Opinion of McGuireWoods LLP (filed herewith).

10.1	Registration Rights Agreement, dated as of February 12, 2010, among the Company, the guarantors named herein as issuers, and Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc. for themselves and as Representatives of the Initial Purchasers incorporated by reference to Exhibit 10.3 of Form 8-K filed on February 12, 2010.

12.1	Statement setting forth Computation of Ratio of Earnings to Fixed Charges *

23.1	Consent of Ernst & Young LLP *

23.2	Consent of Ernst & Young LLP *

23.3	Consent of McGuireWoods LLP (included in Exhibit 5.1) *

24	Power of Attorney *

25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939 *

99.1	Form of Letter of Transmittal *

99.2	Form of Notice of Guaranteed Delivery *

99.3	Form of Letter to Registered Holders and DTC Participants *

99.4	Form of Letter to Clients *

99.5	Form of Exchange Agent Agreement *

*	Previously filed.